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                                                                   Exhibit(d)(5)

                    TENDER AND STOCKHOLDER SUPPORT AGREEMENT

        TENDER AND STOCKHOLDER SUPPORT AGREEMENT, dated as of April 23, 2002 (the "Agreement"), by and among Mentor Graphics Corporation, an Oregon corporation ("Parent"), Indiana Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and _________ (the "Stockholder").

                                    RECITALS

        WHEREAS, Parent, Merger Sub and Innoveda, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of April 23, 2002 (as the same may be amended or supplemented from time to time, the "Merger Agreement"), which provides, among other things, that Merger Sub will make a cash tender offer (the "Offer") for all of the outstanding capital stock of the Company and, after expiration of the Offer, will merge with and into the Company (the "Merger"), in each case upon the terms and subject to the conditions in the Merger Agreement (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement);

        WHEREAS, the Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth and further described on Annex A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by the Stockholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Stockholder's obligations under this Agreement, including any shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, and the conversion of any convertible securities or otherwise being collectively referred to herein as, the "Subject Shares"); and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and make the Offer, Parent has required that the Stockholder agree and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

        1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

                (a) Organization. To the extent applicable, the Stockholder is a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of the Stockholder's organization.

                (b) Authority. The Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder and consummate the transactions contemplated


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        hereby. To the extent applicable, the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                (c) The Subject Shares. Except as set forth on Annex A hereto,
        (i) the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth on Annex A hereto, free and clear of any and all liens and other encumbrances; (ii) the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth on Annex A hereto; and (iii) the Stockholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 3, 5 and 6 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Subject Shares, with no material limitations, qualification or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                (d) No Conflicts. (A) Except (i) for the filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (ii) for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable law governing antitrust or competition matters, (iii) for the filings required under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), (iv) for the applicable requirements of state securities, takeover or Blue Sky laws, no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, and (v) as set forth on Annex A hereto, (B) the execution and delivery of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under, (1) to the extent applicable, any provisions of the organizational documents of the Stockholder, (2) any provision of any material trust, loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, license, contract or other agreement to which the Stockholder is a party or by which the Stockholder is bound, or (3) any material franchise, judgment, order, writ, injunction, notice, decree, statute, law, ordinance, rule or regulation applicable to




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        the Stockholder or the Stockholder's property or assets, and (C) the execution and delivery of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby will not, violate any material laws applicable to the Stockholder or result in Parent or Merger Sub becoming non-exempt interested stockholders under Section 203 of the DGCL.

        2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to the Stockholder as of the date hereof as follows:

                (a) Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                (b) Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and no other corporate or other action or proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                (c) No Conflicts. Except for (i) the filings required under the Exchange Act and the Securities Act, (ii) the filings required under the HSR Act, and any other applicable law governing antitrust or competition matters, (iii) the filings required under the rules and regulations of the NASD, and (iv) the applicable requirements of state securities, takeover or Blue Sky laws, and (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no material filing with, and no material permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, (B) the execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by them of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under (1) the charter documents of Parent or Merger Sub, (2) any provision of any material trust, loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, license, contract or other agreement to which Parent or Merger Sub is a party or by which



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        it is bound, or (3) any material franchise, judgment, order, writ, injunction, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, and (C) the execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by them of the transactions contemplated hereby will not, violate any laws applicable to Parent or Merger Sub, except in the case of clauses (B)(2), (B)(3) and (C) above, for any such conflicts, violations, breaches or defaults that would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

        3. Tender of Subject Shares.

                (a) Parent and Merger Sub agree, subject to the conditions of the Offer set forth in Annex I to the Merger Agreement and the other terms and conditions of the Merger Agreement, that (i) Merger Sub will commence the Offer as promptly as practicable (and in any event within five business days after the date of the Merger Agreement); and (ii) Merger Sub will accept for payment, purchase and pay for, in accordance with the terms of the Offer and the Merger Agreement, all shares of Common Stock validly tendered pursuant to the Offer.

                (b) The Stockholder agrees (i) to tender the Subject Shares into the Offer promptly, and in any event no later than the fifth business day following the commencement of the Offer, or, if any Stockholder has not received the Offer Documents by such time, within two business days following receipt of such documents but in any event prior to the date of expiration of such Offer, in each case, free and clear of any liens or other encumbrances except as disclosed herein or those arising from this Agreement and (ii) not to withdraw any Subject Shares so tendered so long as there is no decrease in the Offer Price and the Offer Price is payable in cash. If any Stockholder acquires Subject Shares after the date hereof, the Stockholder shall tender (or cause the record holder to tender) such Subject Shares on or before such fifth business day following the commencement of the Offer, or, if later, on or before the second business day after such acquisition. The Stockholder acknowledges and agrees that Parent's and Merger Sub's obligation to accept for payment and pay for the Subject Shares in the Offer is subject to the terms and conditions of the Offer.

                (c) The Stockholder will receive the same Offer Price received by other stockholders of the Company in the Offer with respect to Subject Shares tendered by the Stockholder in the Offer. In the event that, notwithstanding the provisions of the first sentence of Section 3(b), any Subject Shares are for any reason withdrawn from the Offer, such Subject Shares will remain subject to the terms of this Agreement.

                (d) The Stockholder agrees to permit Parent and the Company to publish and disclose in the Offer Documents and Schedule 14D-9 and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission (the "SEC"), the Stockholder's identity and ownership of Common Stock and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement.



                                       4
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        4. Intentionally omitted.

        5. The Option; Exercise; Adjustments.

                (a) The Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase from time to time the Subject Shares, upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). The Option may be exercised by Parent in whole or from time to time in part, at any time following the occurrence of a Triggering Event (as defined below) and prior to the termination of the Option in accordance with Section 9. In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Stockholder (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than 10 business days and not earlier than one business day from the date such notice is given; provided, however, that if Rule 14e-5 under the Exchange Act is applicable at the time of exercise of the Option, the period in this clause shall not begin before the expiration or termination of the tender offer and shall extend for 10 business days after the expiration or termination of the tender offer) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the Closing Date by written notice to the applicable Stockholder; provided, that Parent may make no more than a total of one such revocation with respect to any and all exercises relating to the Optioned Shares. In the event of any change in the number of issued and outstanding shares of Subject Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted.

                (b) Parent's right to exercise the Option is subject to the following conditions:

                        (i) Neither Parent nor Merger Sub shall have breached
                any of its material obligations under the Merger Agreement;

                        (ii) No preliminary or permanent injunction or other
                order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option or the delivery of the Optioned Shares shall be in effect;

                        (iii) All applicable waiting periods under the HSR Act
                shall have expired or been terminated; and

                        (iv) One or more of the following events (each, a
                "Triggering Event") shall have occurred on or after the date hereof: (A) the Company Board shall have withdrawn or adversely modified (including by amendment to the Schedule 14D-9), or failed upon Parent's request to reconfirm, its approval or recommendation of the Offer, the Merger or the Merger Agreement (or determined to do so); (B) the Company Board shall have determined to



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                recommend to the Company's stockholders that they approve an
                Acquisition Proposal other than the Offer and the Merger or shall have determined to accept a Superior Proposal; (C) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 15% or more of the outstanding Shares is commenced (other than by Parent or an affiliate of Parent); or (D) there is a public announcement with respect to a plan or intention by the Company, other than with respect to Parent or its affiliates, to effect any of the foregoing transactions. For purposes of this subparagraph (iv), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

                (c) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Stockholder's obligation to deliver the Optioned Shares, are subject to the conditions that:

                        (i) No preliminary or permanent injunction or other
                order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect;

                        (ii) The purchase of the Optioned Shares will not
                violate any material law, rule or regulation; and

                        (iii) All applicable waiting periods under the HSR Act
                shall have expired or been terminated.

                (d) At any Closing Date, the applicable Stockholder will deliver to Parent a certificate or certificates for any shares that are certificated representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice, and Parent will purchase the Optioned Shares from the Stockholder at a price per Optioned Share equal to the Offer Price (the "Exercise Price"), payable in cash. Payment made by Parent to the Stockholder pursuant to this Agreement shall be made by wire transfer of federal funds to a bank designated by the Stockholder. After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Stockholder.

                (e) Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to Section 5(a) at 10:00 a.m., local time, or the first business day thereafter on which all of the conditions in Section 5(b) and 5(c) are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

                (f) In the event that Parent sells, conveys, exchanges or otherwise transfers any Optioned Share to a party which is not an affiliate of Parent ("Third Party Purchaser") at any time within twelve months of Parent's acquisition of such Optioned Share, Parent shall promptly pay to the Stockholder the amount, if any, by which the consideration for such Optioned Share received by Parent from such Third Party



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        Purchaser exceeds the Exercise Price less (i) Parent's cost per share, including without limitation applicable brokerage commissions and other actual transaction costs, associated solely with such sale to such Third Party Purchaser and (ii) Parent's cost of investment in such Optioned Share, as measured by applying the prime rate of the Bank of America as measured from time to time from the date of Parent's purchase of the Optioned Share to the date of Parent's receipt of such consideration from such Third Party Purchaser, to the Exercise Price.


        6. Restriction on Transfer. Other than pursuant to this Agreement, the Stockholder agrees not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by the Stockholder of, any of the Subject Shares or offer any interest in any thereof to any person other than pursuant to the terms of the Offer, the Merger or this Agreement, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares, or (c) to take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.


        7. No Solicitation of Acquisition Proposals. The Stockholder shall not, and shall not authorize, permit or cause any of its, directors, officers, employees, agents, representatives and advisors (including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries or the Stockholder) to, directly or indirectly, (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, or (ii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or otherwise cooperate in any way with, or participate in or assist, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. The Stockholder shall promptly communicate to Parent, to the same extent as is required by the Company pursuant to, and subject to the same conditions contained in, the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which the Stockholder may receive in respect of any such Acquisition Proposal.

        8. Further Assurances. Upon the terms and subject to the conditions hereof and of the Merger Agreement and the Offer, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each party hereto will, from time to time and without further consideration, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as any other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including (a) vesting good title to the Subject Shares in Merger Sub and (b) using its reasonable best efforts

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to obtain all consents and approvals of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

        9. Termination. All obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earlier of: (a) forty-five days after the date the Merger Agreement is terminated in accordance with its terms; and (b) the Effective Time; provided, however, that (i) the obligations, agreements and waivers of the Stockholder under this Agreement shall terminate immediately upon termination of the Merger Agreement pursuant
Section 7.1.1, 7.1.2 or 7.1.4 of the Merger Agreement; and (ii) nothing herein shall relieve any party from liability for any breach hereof.

        10. Waiver of Appraisal and Dissenter's Rights. The Stockholder waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that the Stockholder may have with respect to the Stockholder's Subject Shares.

        11. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein or is obligated hereunder in his or her capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner (as further set forth on Annex A hereto) of the Stockholder's Subject Shares, and nothing herein shall limit or affect any actions taken by any Stockholder in the Stockholder's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

        12. Parent Guarantee. Parent hereby guarantees the due and punctual payment and performance of any and all obligations and liabilities of Merger Sub under or arising out of this Agreement and the transactions contemplated hereby.

        13. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement.

        14. Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, the Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). The Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Shares referring to any and all rights granted to Parent by this Agreement; provided that, no such legend shall restrict the transfer of the Subject Shares if such transfer is made pursuant to the Offer.

        15. Adjustments to Prevent Dilution, Etc. In the event of any change in the number of issued and outstanding shares of Subject Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the term "Subject Shares" shall be deemed to refer to and include the Subject

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Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged. In such event, the amount to be paid per share by Parent pursuant to this Agreement shall be proportionately adjusted.

        16. General Provisions.

                (a) Amendments. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto.

                (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent or Merger Sub in accordance with Section 8.3 of the Merger Agreement and to the Stockholder at the Stockholder's address set forth in Annex A hereto (or to such other address as any party may have furnished to the other parties in writing in accordance herewith).

                (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including, without limitation, the documents and instruments referred to herein), (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder; provided that the Company is an intended third-party beneficiary of Section 3(d).

                (f) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon the parties and any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's administrators or successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

                (g) Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. All parties to this Agreement hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject to a jury trial. A prevailing party in any action or proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby shall be entitled to reimbursement of its attorneys' fees and costs incurred in such action or proceeding by the other party.

                (h) Costs and Expenses. Whether or not the Offer or the Merger is consummated, except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                (i) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Stockholder or Merger Sub and Parent, as the case may be, provided (i) that Merger Sub or Parent may assign, in its respective sole discretion its rights and obligations hereunder to any direct or indirect subsidiary of Parent and (ii) that the Stockholder may assign its rights and obligations hereunder to a party that is not making any Acquisition Proposal and is not a competitor of Parent in connection with its transfer of its Shares to such party (the "Successor") if and only if the Successor becomes a party to this Agreement as the Stockholder and assumes all the obligations of the Stockholder hereunder, the Stockholder hereby agreeing that in connection with any such assignment, the Stockholder shall remain responsible and liable for the performance of all obligations under this Agreement by such Successor.

                (j) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed as of the date first written above.



                                        PARENT

                                        MENTOR GRAPHICS CORPORATION


                                        By:
                                           ------------------------------------


                                        MERGER SUB

                                        INDIANA MERGER CORPORATION



                                        By:
                                           ------------------------------------


                                        STOCKHOLDER



                                        ---------------------------------------

                                     ANNEX A


                                                                           OPTIONS OR OTHER RIGHTS
                                          SHARES OF OUTSTANDING               TO ACQUIRE SHARES
STOCKHOLDER'S NAME AND ADDRESS               COMMON STOCK                       OF COMMON STOCK
------------------------------            ---------------------            -----------------------


